EXHIBIT 28(h) 36 UNDER FORM N-1A

EXHIBIT 10 UNDER ITEM 601/REG. S-K

Schedule 1

to Limited Power of Attorney

dated as of October 1, 2016

revised August 1, 2017

by FEDERATED INVESTMENT MANAGEMENT COMPANY (the Adviser "),

acting on behalf of each of the funds and accounts listed below, and appointing

FEDERATED ADVISORY SERVICES COMPANY

the attorney-in-fact of the Adviser

List of Funds and Accounts

Emerging Markets Core Fund

Federated Adjustable Rate Securities Fund

Federated Automated Cash Management Trust

Federated Automated Government Cash Reserves

Federated Bank Loan Core Fund

Federated Bond Fund

Federated California Municipal Cash Trust

Federated Capital Reserves Fund

Federated Connecticut Municipal Cash Trust

Federated Corporate Bond Strategy Portfolio

Federated Emerging Market Debt Fund

Federated Equity Advantage Fund

Federated Fixed Income Opportunity Fund

Federated Floating Rate Strategic Income Fund

Federated Florida Municipal Cash Trust

Federated Fund for U.S. Government Securities

Federated Fund for U.S. Government Securities II

Federated Georgia Municipal Cash Trust

Federated Government Cash Series

Federated Government Income Securities, Inc.

Federated Government Income Trust

Federated Government Obligations Fund

Federated Government Obligations Tax-Managed Fund

Federated Government Reserves Fund

Federated Government Ultrashort Duration Fund

Federated High Income Bond Fund II

Federated High Income Bond Fund, Inc.

Federated High Yield Strategy Portfolio

Federated High Yield Trust

Federated Institutional High Yield Bond Fund

Federated Intermediate Corporate Bond Fund

Federated Intermediate Municipal Trust

Federated International Bond Fund

Federated International Bond Strategy Portfolio

Federated Liberty U.S. Government Money Market Trust

Federated Managed Risk Fund

Federated Managed Tail Risk Fund II

Federated Managed Volatility Fund II

Federated Massachusetts Municipal Cash Trust

Federated Master Trust

Federated Michigan Intermediate Municipal Trust

Federated Michigan Municipal Cash Trust

Federated Minnesota Municipal Cash Trust

Federated Institutional Money Market Management

Federated Mortgage Core Portfolio

Federated Mortgage Fund

Federated Mortgage Strategy Portfolio

Federated Municipal Cash Series

Federated Municipal High Yield Advantage Fund

Federated Municipal Obligations Fund

Federated Municipal Securities Fund, Inc.

Federated Municipal Trust

Federated Municipal Ultrashort Fund

Federated New Jersey Municipal Cash Trust

Federated New York Municipal Cash Trust

Federated New York Municipal Income Fund

Federated North Carolina Municipal Cash Trust

Federated Ohio Municipal Cash Trust

Federated Ohio Municipal Income Fund

Federated Pennsylvania Municipal Cash Trust

Federated Pennsylvania Municipal Income Fund

Federated Premier Intermediate Municipal Income Fund

Federated Premier Municipal Income Fund

Federated Prime Cash Obligations Fund

Federated Prime Cash Series

Federated Prime Money Fund II

Federated Institutional Prime Obligations Fund

Federated Institutional Prime Value Obligations Fund

Federated Project and Trade Finance Core Fund

Federated Quality Bond Fund II

Federated Real Return Bond Fund

Federated Short-Intermediate Duration Municipal Trust

Federated Short-Intermediate Total Return Bond Fund

Federated Short-Term Income Fund

Federated Strategic Income Fund

Federated Tax-Free Obligations Fund

Federated Institutional Tax-Free Cash Trust

Federated Total Return Bond Fund

Federated Total Return Government Bond Fund

Federated Trade Finance Income Fund

Federated Treasury Cash Series

Federated Treasury Obligations Fund

Federated Trust for U.S. Treasury Obligations

Federated U.S. Government Securities Fund: 1-3 Years

Federated U.S. Government Securities Fund: 2-5 Years

Federated U.S. Treasury Cash Reserves

Federated Ultrashort Bond Fund

Federated Unconstrained Bond Fund

Federated Virginia Municipal Cash Trust

High Yield Bond Portfolio

Short Fixed Income Fund

AS - Federated High Yield Bond Fund

AS - Federated High Yield Portfolio

BB&T Funds Prime Money Market

Chesapeake Investors

Gartmore- Federated GVIT High Income

Great West- Maxim Federated Bond Fund

IDEX Federated Tax Exempt

ONatl - High Income Bond Portfolio

SA - Corporate Bond Portfolio

Trav - High Yield Portfolio